UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 9, 2025

MannKind Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50865	13-3607736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Casper Street Danbury, Connecticut		06810
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNKD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e)

On May 9, 2025, MannKind Corporation (the “Company”) and Burkhard Blank, Chief Medical Officer and Executive Vice President, Research & Development, mutually agreed that Mr. Blank would step down from his role as an executive officer of the Company. On May 14, 2025, the Company and Mr. Blank entered into a transition and separation agreement (the “Agreement”) regarding the terms of Mr. Blank’s transition and separation from the Company. Pursuant to the Agreement, effective May 14, 2025, Mr. Blank became a non-executive employee of the Company, reporting to the Company’s Chief Executive Officer, and the parties agreed that Mr. Blank’s last day of employment with the Company will be August 1, 2025 (the “Separation Date”). In addition, subject to Mr. Blank providing the Company with effective releases and waivers of claims when required under the Agreement, Mr. Blank will be entitled to receive (i) continuation of his base salary for 13 weeks following the Separation Date, until October 31, 2025, (ii) a one-time special bonus of $386,000, payable in January 2026, and (iii) reimbursement for COBRA premiums following the Separation Date until October 31, 2025. Mr. Blank’s equity awards will continue to be eligible for vesting while he remains employed with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MannKind Corporation

Date: May 15, 2025	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Executive Vice President, General Counsel and Secretary